Exhibit 99.1

EMPIRE STATE REALTY TRUST ANNOUNCES FIRST QUARTER 2015 RESULTS

- Reports Core FFO of $0.20 Per Fully Diluted Share -

New York, New York, April 28, 2015—Empire State Realty Trust, Inc. (NYSE: ESRT) (the “Company”), a real estate investment trust with office and retail properties in Manhattan and the greater New York metropolitan area, today reported operational and financial results for the first quarter 2015.

“We are very pleased with our first quarter performance, particularly our volume of leases signed and industry-leading spreads that averaged 67.8% for new Manhattan office leases and 149.5% across all leases. These results reflect strong momentum to start the year and underscore the efficacy of our program to recapture, redevelop efficiently and lease our space for longer term leases with better credit tenants,” stated Anthony E. Malkin, Empire State Realty Trust’s Chairman and Chief Executive Officer. Mr. Malkin continued, “At the Empire State Building, we again experienced strong year over year revenue growth in the first quarter for our Observatory, despite an increase in bad weather days that affected attendance. Finally, we strengthened our balance sheet even further with the completion of our private placement of senior unsecured notes, which significantly extended our maturities and increased our financial flexibility. We will continue to focus on deploying our capital to achieve outsized returns over the long term for our shareholders.”

First Quarter Highlights

•	Achieved Core Funds From Operations (“Core FFO”) of $0.20 per fully diluted share and net income attributable to the Company of $0.03 per fully diluted share.

•	Total portfolio was 87.6% occupied; including signed leases not commenced (“SLNC”), the total portfolio was 90.0% leased at March 31, 2015.

•	Manhattan office portfolio (excluding the retail component of these properties) was 86.1% occupied; including SLNC, the Manhattan office portfolio was 88.8% leased at March 31, 2015.

•	Retail portfolio was 91.2% occupied; including SLNC, the retail portfolio was 92.7% leased at March 31, 2015.

•	Empire State Building was 84.2% occupied; including SLNC, the Empire State Building was 89.8% leased at March 31, 2015.

•	Executed 60 leases, representing 418,092 rentable square feet across the total portfolio, achieving a 149.5% increase in mark-to-market rent over previously fully escalated rents on new, renewal, and expansion leases.

•	Signed 21 new leases representing 264,839 rentable square feet of new leases in the first quarter 2015 for the Manhattan office portfolio (excluding the retail component of these properties), achieving an increase of 67.8% in mark-to-market rent over previously fully escalated rents.

•	Signed five new retail leases representing 50,331 rentable square feet of new leases in the first quarter 2015 for the retail component of the Manhattan office portfolio, achieving an increase of 861.0% in mark-to-market rent over previously fully escalated rents.

•	The Empire State Building Observatory revenue for the first quarter 2015 grew 5.2% to $18.2 million, from $17.3 million in the first quarter 2014.

•	Recast its corporate credit facility, converting it from a secured to an unsecured facility, reducing its interest rate and extending its maturity by one year.

•	Completed a private placement of $350 million aggregate principal amount of senior unsecured notes with a blended 12.5 year average life and 4.08% coupon.

•	Declared a dividend in the amount of $0.085 per share for the first quarter 2015, which was paid on March 31, 2015.

Financial Results for the First Quarter 2015

Core FFO was $52.7 million, or $0.20 per fully diluted share, compared to $41.7 million, or $0.17 per fully diluted share in the first quarter of 2014.

Modified FFO was $50.8 million, or $0.19 per fully diluted share, compared to $41.7 million, or $0.17 per fully diluted share in the first quarter of 2014.

FFO was $48.9 million, or $0.18 per fully diluted share, compared to $41.3 million or $0.17 per fully diluted share in the first quarter of 2014.

Net income attributable to common stockholders was $3.1 million, or $0.03 per fully diluted share, compared to $4.4 million, or $0.05 per fully diluted share, in the first quarter of 2014.

Portfolio Operations

The Company reported that its total portfolio as of March 31, 2015, containing 10.0 million rentable square feet of office and retail space, was 87.6% occupied at the end of the first quarter 2015. Including SLNC, the Company’s portfolio was 90.0% leased at March 31, 2015.

The Company’s same store portfolio, defined as the total portfolio excluding 112 West 34th Street and 1400 Broadway and containing 8.4 million rentable square feet of office and retail space, was 88.1% occupied at the end of the first quarter 2015. Percentage occupied was down 110 basis points from 89.2% at the end of the fourth quarter 2014, and up 90 basis points from 87.2% at the end of the first quarter 2014. Including SLNC, the Company’s same store portfolio was 90.5% leased at March 31, 2015.

The Company’s office portfolio (excluding the retail component of these properties), containing 9.3 million rentable square feet, was 87.3% occupied at the end of the first quarter 2015. On a same store basis, the office portfolio was 87.9% occupied, down 100 basis points from the end of the fourth quarter 2014, and up 110 basis points from the end of the first quarter 2014. Including SLNC, the Company’s office portfolio (excluding the retail component of these properties) was 89.7% leased at March 31, 2015.

The Manhattan office portfolio (excluding the retail component of these properties), containing 7.4 million rentable square feet was 86.1% occupied at the end of the first quarter 2015. On a same store basis, the Manhattan office portfolio was 86.6% occupied, down 160 basis points from the end of the fourth quarter 2014, and up 60 basis points from the end of the first quarter 2014. Including SLNC, the Company’s Manhattan office portfolio (excluding the retail component of these properties) was 88.8% leased at March 31, 2015.

The Company’s retail portfolio, containing approximately 727,000 rentable square feet, was 91.2% occupied at the end of the first quarter 2015. On a same store basis, the retail portfolio was 90.9% occupied, which compares to 93.2% at the end of the fourth quarter of 2014 and 92.2% at the end of the first quarter 2014. Including SLNC, the Company’s retail portfolio was 92.7% leased at March 31, 2015.

Leasing

For the three months ended March 31, 2015, the Company executed 60 leases within the total portfolio, comprising 418,092 rentable square feet. Total leasing volume included 55 office leases, comprising 367,761 rentable square feet, and five retail leases, comprising 50,331 rentable square feet.

On a blended basis, the 60 new, renewal and expansion leases signed within the total portfolio during the quarter had an average starting rental rate of $88.38 per rentable square foot, representing an increase of 149.5% over the prior in-place rent on a fully escalated basis.

On a blended basis, the 55 new, renewal and expansion office leases signed within the total portfolio during the quarter had an average starting rental rate of $52.64 per rentable square foot, representing an increase of 49.0% over the prior in-place rent on a fully escalated basis.

On a blended basis, the five new retail leases signed within the total portfolio during the quarter had an average starting rental rate of $347.32 per rentable square foot, representing an increase of 861.0% over the prior in-place rent on a fully escalated basis.

Leases signed in the First Quarter 2015 for the Manhattan office portfolio

•	21 new leases comprising 264,839 rentable square feet, with an average starting rental rate of $54.62 per rentable square foot, representing an increase of 67.8% over the prior in-place rent on a fully escalated basis, and
•	22 renewal leases, comprising 56,210 rentable square feet, with an average starting rental rate of $52.87 per rentable square foot, representing an increase of 15.3% over the prior in-place rent on a fully escalated basis.

Significant Leases Executed During the First Quarter

•	At 1400 Broadway, the Company signed a 78,787 rentable square foot expansion lease with OnDeck Capital Inc., a leading platform for small business loans, for a term of 11 years. OnDeck Capital, Inc. now leases a total of 117,248 rentable square feet.

•	At the Empire State Building, the Company signed a 78,361 rentable square foot new lease for a total of three floors with HNTB Corporation, an infrastructure solutions firm, for a term of 10.4 years.

•	At 112 West 34th Street, the Company signed a 34,192 rentable square foot lease recast with Foot Locker Retail Inc., a sportswear and footwear retailer, for a term of 15.5 years.

•	At 112 West 34th Street, the Company signed an 11,334 rentable square foot new lease with Sephora USA, LLC, a beauty-retail concept owned by LVMH Moët Hennessy Louis Vuitton S.A., one of the world’s leading luxury goods retailers.

Empire State Building

The Company continues to renovate and lease the 2.8 million rentable square foot Empire State Building, its flagship property. At March 31, 2015, the Empire State Building was 84.2% occupied; including SLNC, the Empire State Building was 89.8% leased.

During the first quarter 2015, the Company executed 10 office leases at the Empire State Building, representing 161,727 rentable square feet in the aggregate.

The Observatory revenue for the first quarter grew 5.2% to $18.2 million, from $17.3 million in the first quarter 2014. The increase in Observatory revenue was driven by higher admission prices. The Observatory hosted approximately 622,000 visitors in the first quarter 2015 versus 664,000 visitors in the first quarter of 2014. In the first quarter of 2015, there were 25 bad weather days, nine of which fell on weekend days. This compares to the first quarter 2014, in which we experienced 21 bad weather days, eight of which fell on weekend days.

Balance Sheet and Financial Transactions

As of March 31, 2015, the outstanding balance on the Company’s unsecured revolving credit facility was $165.0 million. During the quarter, the Company terminated its previous secured term loan and revolving credit facility and entered into a new $800 million unsecured revolving credit facility, which has an accordion feature, allowing for an increase in its maximum aggregate principal balance to $1.25 billion under certain circumstances.

At March 31, 2015, the Company had total debt outstanding of approximately $1.6 billion, with a weighted average interest rate of 4.10% per annum, and a weighted average term to maturity of 5.6 years. At March 31, 2015, the Company had no debt maturing during 2015 and 2016. The Company’s consolidated debt to total market capitalization was approximately 24% as of March 31, 2015.

On March 27, 2015, the Company issued and sold an aggregate principal amount of $350 million of its senior unsecured notes in a private placement. The notes have a blended 12.5 year average life and a 4.08% coupon. Proceeds were used to repay outstanding mortgage debt, to reduce amounts outstanding under its unsecured credit facility and for other general corporate purposes.

Weighted average shares and operating partnership units were 265.8 million in the first quarter 2015, compared to 244.4 million in the first quarter 2014. The increase is attributable to the issuance of shares and operating partnership units in connection with the acquisition of two properties in July 2014.

Dividend

On March 31, 2015, the Company paid a dividend of $0.085 per share for the first quarter 2015 to holders of the Company’s Class A common stock and Class B common stock and to holders of the operating partnership’s Series ES, Series 250 and Series 60 operating partnership units (NYSE Arca: ESBA, FISK and OGCP, respectively) and Series PR operating partnership units. The Company paid a dividend of $0.15 per unit for the first quarter 2015 to holders of the operating partnership’s private perpetual preferred units.

Webcast and Conference Call Details

Empire State Realty Trust, Inc. will host a webcast and conference call, open to the general public, on Wednesday, April 29, 2015 at 8:30 am Eastern time.

The webcast will be available in the Investors section of the Company’s website at www.empirestaterealtytrust.com. To listen to a live broadcast, go to the site at least 5 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website.

The conference call can be accessed by dialing 1-877-407-3982 for domestic callers or 1-201-493-6780 for international callers. A replay will be available shortly after the call and can be accessed by dialing 1-877-870-5176 for domestic callers or 1-858-384-5517 for international callers. The passcode for the replay is 13606506. A replay of the conference call will be available until May 6, 2015.

The Supplemental Report will be available prior to the conference call in the Investors section of the Company’s website, www.empirestaterealtytrust.com.

About Empire State Realty Trust

Empire State Realty Trust, Inc. (NYSE: ESRT), a leading real estate investment trust (REIT), owns, manages, operates, acquires and repositions office and retail properties in Manhattan and the greater New York metropolitan area, including the Empire State Building, the world’s most famous office building. Headquartered in New York, New York, the Company’s office and retail portfolio covers 10.0 million rentable square feet, as of March 31, 2015, consisting of 9.3 million rentable square feet in 14 office properties, including nine in Manhattan, three in Fairfield County, Connecticut and two in Westchester County, New York; and approximately 727,000 rentable square feet in the retail portfolio.

Non-GAAP Financial Measures

The Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page 10 of this release and in the Company’s supplemental report.

Forward-Looking Statements

This press release includes “forward looking statements.” Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the factors included in (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, including those set forth under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” and “Properties” and (ii) in future periodic reports filed by the Company under the Securities and Exchange Act of 1934, as amended. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. For a further discussion of these and other factors that could impact the Company’s future results, performance or transactions, see the section entitled “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2014, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Contact:

Investors

Empire State Realty Trust Investor Relations

(212) 850-2678

IR@empirestaterealtytrust.com

Media

Brandy Bergman/Hugh Burns

Sard Verbinnen & Co.

(212) 687-8080

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Income

(unaudited and amounts in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
Revenues
Rental revenue	$110,058	$90,204
Tenant expense reimbursement	18,200	15,153
Observatory revenue	18,223	17,301
Construction revenue	1,607	14,963
Third-party management and other fees	446	611
Other revenue and fees	3,348	2,074

Total revenues	151,882	140,306
Operating expenses
Property operating expenses	42,452	35,860
Ground rent expenses	2,331	451
Marketing, general and administrative expenses	9,100	10,155
Observatory expenses	6,977	6,981
Construction expenses	2,869	14,283
Real estate taxes	22,978	18,373
Depreciation and amortization	41,418	30,115

Total operating expenses	128,125	116,218

Total operating income	23,757	24,088
Other income (expense)
Interest expense	(16,047)	(14,337)

Income before income taxes	7,710	9,751
Income tax benefit	178	1,480

Net income	7,888	11,231
Preferred unit distributions	(234)	—
Net income attributable to non-controlling interests	(4,516)	(6,862)

Net income attributable to common stockholders	$3,138	$4,369

Total weighted average shares
Basic	109,400	95,466

Diluted	265,810	244,425

Net income per share attributable to common stockholders
Basic	$0.03	$0.05

Diluted	$0.03	$0.05

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
Net income	$7,888	$11,231
Preferred unit distributions	(234)	—
Real estate depreciation and amortization	41,233	30,052

FFO	48,887	41,283
Amortization of below-market ground leases	1,958	426

Modified FFO	50,845	41,709
Deferred financing costs write-off	1,345	—
Construction severance expenses, net of taxes	480	—

Core FFO	$52,670	$41,709

Total weighted average shares and Operating Partnership Units
Basic	265,810	244,425

Diluted	265,810	244,425

FFO per share
Basic	$0.18	$0.17

Diluted	$0.18	$0.17

Modified FFO per share
Basic	$0.19	$0.17

Diluted	$0.19	$0.17

Core FFO per share
Basic	$0.20	$0.17

Diluted	$0.20	$0.17

Empire State Realty Trust, Inc.

Condensed Consolidated Balance Sheets

(unaudited and amounts in thousands)

	March 31,	December 31,
	2015	2014
Assets
Commercial real estate properties, at cost	$2,175,788	$2,139,863
Less: accumulated depreciation	(399,851)	(377,552)

Commercial real estate properties, net	1,775,937	1,762,311
Cash and cash equivalents	36,463	45,732
Restricted cash	61,007	60,273
Tenant and other receivables	12,759	23,745
Deferred rent receivables	106,226	102,104
Prepaid expenses and other assets	30,715	48,504
Deferred costs, net	95,551	80,212
Acquired below market ground leases, net	389,765	391,887
Acquired lease intangibles, net	273,086	290,248
Goodwill	491,479	491,479

Total assets	$3,272,988	$3,296,495

Liabilities and equity
Mortgage notes payable	$855,032	$903,985
Senior unsecured notes	588,335	237,667
Unsecured revolving credit facility	165,000	—
Term loan and credit facility	—	470,000
Accounts payable and accrued expenses	101,797	96,563
Acquired below market leases, net	129,736	138,859
Deferred revenue and other liabilities	20,994	27,876
Tenants’ security deposits	44,388	40,448

Total liabilities	1,905,282	1,915,398
Total equity	1,367,706	1,381,097

Total liabilities and equity	$3,272,988	$3,296,495